SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003

VISHAY INTERTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification no.)

63 Lincoln Highway
Malvern, Pennsylvania		19355-2120
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (610) 644-1300

(Former name or former address, if changed since last report.)

Item 9.  Regulation FD Disclosure.

Vishay is in discussions with its lenders to amend and restate its revolving credit facility. The maximum availability under the facility would be changed, in light of Vishay’s currently anticipated liquidity needs, from $500 million to $400 million, and the final maturity of the facility would be extended from June 2005 to August 2007. Also, the restatement would decrease the minimum tangible net worth requirement under the facility to $850 million, eliminate the minimum earnings before interest and taxes requirement, permit securitization of up to $200 million of non-U.S. accounts receivable and allow for the release of all collateral (other than pledges of subsidiary stock and intercompany notes) under certain circumstances. Vishay anticipates that the amended and restated facility will become effective in early August 2003.

Vishay has announced a proposed issuance of certain debt securities. If this debt is issued, then whether or not the credit facility is restated, the maximum availability under the facility would be reduced by the amount by which $160 million exceeds the aggregate of two times the accreted principal amount of Vishay’s Liquid Yield Option Notes (LYONS) TM converted, repurchased or otherwise retired from time to time, including pursuant to put rights of the holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vishay Intertechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 30, 2003

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Avi D. Eden
Avi D. Eden
Executive Vice President